EXHIBIT 5.1

August 16, 2012

Board of Directors

Old National Bancorp

1 Main Street

Evansville, Indiana 47708

Re:	Registration Statement on Form S-3 Relating to Old National Bancorp’s Amended and Restated Stock Purchase and Dividend Reinvestment Plan

Ladies and Gentlemen:

We have acted as counsel to Old National Bancorp (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of 3,304,574.010 shares of the Company’s no par value common stock (the “Shares”) for possible distribution under and in accordance with the terms and conditions of the Company’s Amended and Restated Stock Purchase and Dividend Reinvestment Plan (the “Dividend Reinvestment Plan”) as set forth in the Registration Statement.

This opinion is delivered in accordance with the requirements of Item 6.01(b)(5) of Regulation S-K under the Act. In rendering this opinion, we have reviewed and are familiar with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, each as in effect on the date hereof, and such other records, documents and information as we have in our judgment deemed relevant.

Based upon the foregoing, and subject to the assumptions, limitation, and qualifications set forth herein, it is our opinion that the Shares are duly authorized by the Board of Directors of the Company, and if and when the Shares are issued and sold pursuant to the terms and conditions of the Dividend Reinvestment Plan, the Shares will be legally issued, fully paid, and non-assessable.

We do hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Krieg DeVault LLP

KRIEG DEVAULT LLP